EXHIBIT 23.1

Deloitte
Statsautoriseret Revisionsaktieselskab
CVR-nr. 24 21 37 14
Weidekampsgade 6
Postboks 1600
0900 København C
Telefon 36 10 20 30
Telefax 36 10 20 40
www.deloitte.dk

Bark Group Inc.
Att.: Mr. Bent Helvang, Chairman
Østergade 17-19, 3. floor
DK-1100 Copenhagen K
Denmark

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 of Registration Statement No. 333-150526 on Form S-1 of our report dated March 12, 2008, except for Notes 1 and 22 as to which the date is May 1, 2008, related to the financial statements of Bark Group Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a substantial doubt about the Company’s ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

Copenhagen, May 1, 2008

Deloitte
Statsautoriseret Revisionsaktieselskab

/s/ Jørgen Holm Andersen	/s/ Thomas Elsborg Jensen

Jørgen Holm Andersen	Thomas Elsborg Jensen
State Authorised Public	State Authorised Public
Accountant (Denmark)	Accountant (Denmark)